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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): August 19, 1997

                         LITHIUM TECHNOLOGY CORPORATION
       (Exact Name of Small Business Issuer as Specified in Its Charter)

        Delaware                         1-10446              13-3411148
--------------------------------       -----------         ------------------
  State or Other Jurisdiction          Commission            IRS Employer
of Incorporation or Organization       File Number         Identification No.

5115 Campus Drive, Phymouth Meeting, PA            19462
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Address of Principal Executive Offices            Zip Code

        Registrant's telephone number, including area code: (610) 940-6090
                                                            --------------

          -----------------------------------------------------------
          Former name or former address, if changed since last report

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Item 5.         Other Events.

Amendments to Certain Terms of the October 1996 Convertible Notes

        As reported previously by the Company, in October 1996 the Company entered into a convertible note transaction whereby it issued $1.75 million principal amount convertible notes (the "Convertible Notes") to two non-U.S. investors (the "Lenders"). The Convertible Notes had a maturity date of March 24, 1997. Since the Convertible Notes were not repaid by March 24, 1997, the Company, pursuant to the terms of the Convertible Notes, delivered certain shares of its common stock to an escrow agent (the "Escrowed Shares") to provide for the potential conversion of the Convertible Notes. On August 19, 1997, the Company and the Lenders entered into an agreement (the "Amendment Agreement") to, among other things, extend the maturity date to November 2, 1998 and provide for the repayment of the Convertible Notes by means of cash payments by the Company and the conversion and sale of certain of the Escrowed Shares.

        The Amendment Agreement also contains the following material terms: (i) the Company will repay $100,000 of the principal amount of the Convertible Notes in cash; (ii) the Company will pay $70,479, representing the accrued and unpaid interest on the Convertible Notes up to and including August 18, 1997;
(iii) the Lenders will be permitted to sell a sufficient quantity of the Escrowed Shares to allow the Lenders to recover the remaining $1.65 million principal amount of the Convertible Notes. The number of shares which the Lenders will be permitted to sell publicity will depend upon the price and volume of trading in the Company's common stock. Once the Lenders receive the remaining principal through the sales of the Escrowed Shares or through payments by the Company, the Convertible Notes will be deemed to be satisfied;
(iv) the Company will transfer to the Lenders 12.5% of any Escrowed Shares remaining after the Convertible Notes are repaid, or such greater amount up to 20%, depending upon the occurrence of certain future events, and the remaining Escrowed Shares will be retired by the Company; and (v) if there is a change in the law such that the Escrowed Shares are not permitted to be resold by the Lenders in the United States, the Company will file a registration statement to register the Escrowed Shares.

        The Amendment Agreement is subject to the Company's closing on the sale of between $3.25 million and $5 million principal amount Senior Secured Convertible Notes (the "Interlink Transaction"), as described in the Company's press release dated August 19, 1997, which is attached hereto as Exhibit 99.3.

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Item 7.         Financial Statements and Exhibits

Exhibits.

99.3            Press Release, dated August 19, 1997.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                LITHIUM TECHNOLOGY CORPORATION

                                                By: /s/ David J. Cade
                                                    --------------------------
                                                    David J. Cade
                                                    President and
                                                    Chief Operating Officer

Date:  August 19, 1997

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